Exhibit 3.17

Delaware PAGE 1 The First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “WFM NEVADA, INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MARCH, A.D. 2003, AT 4 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS. Harriet Smith Windsor Harriet Smith Windsor, Secretary of State 3638485 8100 AUTHENTICATION: 2322142 030188304 DATE: 03-20-03

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 03/20/2003 030188304 — 3638485 CERTIFICATE OF INCORPORATION OF WFM NEVADA, INC. 1. The name of the Corporation is WFM Nevada, Inc. 2. The address of the Corporation’s registered office in the State of Delaware is 615 South Dupont Highway, City of Dover, County of Kent. The name of its registered agent at such address is Capital Services, Inc. 3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. 4. The Corporation is authorized to issue 10,000 shares of common stock, $.01 par value per share. 5. The name and mailing address of the incorporator is: Bruce H. Hallett Hallett & Perrin, P.C. 717 N. Harwood, Suite 1400 Dallas, Texas 75201 6. The number of directors of the Corporation shall be fixed in the manner provided in the Bylaws of the Corporation, and until changed in the manner provided in the Bylaws shall be two in number. The names and mailing addresses of the persons who are to serve as the directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows: Name Address William Jordan c/o Whole Foods Southern Pacific Office 15315 Magnolia Blvd., Suite 320 Sherman Oaks, California 91403 Patrick Bradley c/o Whole Foods Southern Pacific Office 15315 Magnolia Blvd., Suite 320 Sherman Oaks, California 91403 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

7. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. 8 A director of the Corporation shall not, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty to the Corporation or its stockholders. The undersigned, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 20th day of March, 2003. [ILLEGIBLE] Bruce H. Hallett 206077v1